UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation)		Identification No.)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On March 22, 2007, Bunge N.A. Finance L.P. (“BNAFLP”), a 100%-owned finance subsidiary of Bunge Limited, completed the sale and issuance (the “Offering”) of $250 million aggregate principal amount of 5.90% Senior Notes due 2017 (the “Senior Notes”), guaranteed by Bunge Limited, pursuant to an underwriting agreement entered into with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Underwriters”), dated March 19, 2007.  The Senior Notes were issued pursuant to an indenture, dated March 22, 2007 (the “Indenture”), by and among BNAFLP, Bunge Limited and U.S. Bank National Association, as trustee.  The Underwriting Agreement has been filed as Exhibit 1.1 and the Indenture has been filed as Exhibit 4.6 to this Current Report on Form 8-K and each is incorporated by reference herein.

The Offering was made pursuant to a shelf registration statement on Form S-3 (Registration No. 333-138662) filed by Bunge Limited and BNAFLP with the Securities and Exchange Commission.  The net proceeds of the offering were approximately $247 million after deducting underwriting commissions and estimated offering expenses.  BNAFLP intends to use the net proceeds of this offering to purchase preferred stock of an indirect, 100%-owned, U.S. subsidiary of Bunge Limited, and the proceeds of such sale are expected to be used to reduce certain indebtedness of Bunge Limited and its subsidiaries.

Item 9.01               Financial Statements and Exhibits

(a)          None

(b)         None

(c)          Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2007, by and among Bunge N.A. Finance L.P., Bunge Limited, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated

4.6	Indenture, dated March 22, 2007, by and among Bunge Limited, Bunge N.A. Finance L.P. and U.S. Bank National Association (including the form of Senior Note)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 22, 2007

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2007, by and among Bunge N.A. Finance L.P., Bunge Limited, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

4.6	Indenture, dated March 22, 2007, by and among Bunge Limited, Bunge N.A. Finance L.P. and U.S. Bank National Association (including the form of Senior Note)